UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 9, 2004

ALARIS MEDICAL SYSTEMS RETIREMENT INVESTMENT PLAN

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

Item 4.  Changes in Registrant’s Certifying Accountant.

(a)      Previous Independent Registered Public Accounting Firm.

        On June 10, 2004, the ALARIS Medical Systems Retirement Investment Plan (the "Plan" or the "Registrant") notified PricewaterhouseCoopers LLP that it had engaged Holthouse Carlin & Van Trigt LLP as its independent registered public accounting firm on June 9, 2004, thereby dismissing PricewaterhouseCoopers LLP as its independent registered public accounting firm as of that date.

        The reports of PricewaterhouseCoopers LLP on the financial statements of the Plan for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with its audits for the two most recent fiscal years and through June 9, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in their reports on the Plan’s financial statements for such years.

        During the two most recent fiscal years and through June 9, 2004, there have been no reportable events (as defined in Regulation S-K 304 (a)(1)(v)).

        The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

(b)      New Independent Registered Public Accounting Firm.

        On June 9, 2004, the Registrant engaged Holthouse Carlin & Van Trigt LLP as the new independent registered public accounting firm to audit the Plan’s financial statements as of and for the year ending December 31, 2003.

        During the two most recent completed years ended December 31, 2002 and December 31, 2003 and the subsequent interim period through June 9, 2004, the Plan did not consult with Holthouse Carlin & Van Trigt LLP regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Statement and Exhibits.

(c)      Exhibits.

16.1       Letter from PricewaterhouseCoopers LLP, dated June 16, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 16, 2004	By: /s/ DAVID L. SCHLOTTERBECK ———————————————— David L. Schlotterbeck President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

16.1       Letter from PricewaterhouseCoopers LLP, dated June 16, 2004.